UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2010

SANDY SPRING BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland  20832
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (301) 774-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 17, 2010, Sandy Spring Bancorp, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Robert W. Baird & Co. Incorporated, as representative of the several underwriters named in Schedule I thereto, relating to an underwritten public offering of 6,500,000 shares (the “Shares”) of the Company’s common stock at a public offering price of $13.50 per share. As part of the offering, the Company granted the underwriters a 30-day option to purchase up to an additional 975,000 shares of common stock on the same terms and conditions as set forth in the Underwriting Agreement, solely to cover over-allotments, if any.

The Underwriting Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering into such Underwriting Agreement, and are not factual information to investors about the Company.

Each of the Company’s directors and executive officers have entered into a lock-up agreement pursuant to which they have agreed, for a period of 90 days after the date of the final prospectus relating to the offering, subject to specified exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s common stock or any securities convertible into or exercisable or exchangeable for the Company’s common stock; enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company’s common stock; file any registration statement relating to the offering of any shares of the Company’s common stock or any securities convertible into or exercisable or exchangeable for the Company’s common stock, or publicly announce an intention to effect any transaction described above, in each case without the prior written consent of Robert W. Baird & Co. Incorporated.

The sale of the Shares is being made pursuant to Sandy Spring’s Registration Statement on Form S-3 (File No. 333-157134), including a prospectus supplement dated March 17, 2010 to the prospectus contained in the Registration Statement.  The final prospectus supplement was filed by Sandy Spring with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.  The description of the Underwriting Agreement is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.

Item 9.01   Financial Statements and Exhibits.

Exhibits

Number	Description

1.1	Underwriting Agreement, dated March 17, 2010, between Sandy Spring Bancorp, Inc. and Robert W. Baird & Co. Incorporated, as representative of the several underwriters

5.1	Opinion of Kilpatrick Stockton LLP

23.1	Consent of Kilpatrick Stockton LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: March 18, 2010	By:	/s/ Ronald E. Kuykendall
Ronald E. Kuykendall
Executive Vice President and
General Counsel